Exhibit 99.1

Contacts:
Investor Relations	Media Relations
Cathy Yao	Benjamin Thiele-Long
cathy.yao@petco.com	benjamin.thiele-long@petco.com

FOR IMMEDIATE RELEASE: August 24, 2023

Petco Health + Wellness Company, Inc. Reports Second Quarter Earnings

Q2 2023 Operating Results

•
Comparable sales grew 3.2 percent year-over-year and 7.0 percent on a two-year basis, resulting in the 19th consecutive quarter of comparable sales growth
•
Net revenue of $1.53 billion increased 3.4 percent year-over-year
•
Net loss of $14.6 million, or $(0.05) per share compared to net income of $13.5 million, or $0.05 per share in the prior year
•
Adjusted Net Income1 decreased $27.2 million to $16.3 million
•
Adjusted EBITDA1 of $112.6 million compared to $133.5 million in the prior year
•
Adjusted Earnings Per Share1 of $0.06, compared to $0.16 per share in the prior year
•
Operating Cash Flow of $96.6 million compared to $42.6 million in the prior year
•
Free Cash Flow1 of $44.6 million, compared to $(27.7) million in the prior year

(1)
Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share (“Adjusted EPS”), and Free Cash Flow are non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

San Diego, August 24, 2023 – Petco Health and Wellness Company, Inc. (Nasdaq: WOOF), a complete partner in pet health and wellness, today announced its second quarter 2023 financial results.

In the second quarter of 2023, Petco delivered net revenue of $1.53 billion, up 3.4 percent versus prior year, driven by strength in the company’s consumables business, up 6.8 percent versus prior year, and services and other business, up 30.6 percent versus prior year. Second quarter revenue growth was partially offset by the company’s supplies and companion animal business, down 9.4 percent versus prior year. Net loss was $14.6 million or $(0.05) per share, driven in part by a $0.04 per share increase in interest expense year-over-year, compared to net income of $13.5 million or $0.05 per share in the prior year. Adjusted Net Income1 was $16.3 million or $0.06 per share, compared to $43.5 million or $0.16 per share in the prior year. Adjusted EBITDA1 was $112.6 million compared to $133.5 million in the prior year.

“We continue to focus on execution through an uncertain environment, delivering our 19th consecutive quarter of comp sales growth, with ongoing strength in consumables and services, particularly in vet,” said Petco CEO Ron Coughlin. “With discretionary spending continuing to be pressured, we’re taking numerous strategic actions to strengthen our business, including initiatives to unlock a targeted $150 million in cost savings and productivity enhancements by the end of fiscal 2025. These actions, combined with the enduring competitive advantages of our differentiated offering, will position us even better to deliver sustainable and profitable growth for the long term.”

“In Q2, we delivered solid top line results and strong free cash flow,” said Petco CFO Brian LaRose. “That said, the shift in consumer spending and pressures on our discretionary business mean we’re revising our guidance accordingly. Looking ahead, we remain focused on debt paydown and cash flow, both of which will be supported by our productivity initiatives in addition to tightly controlled expense management.”

In the second quarter of 2023, Petco paid down $25 million in principal on its term loan. In August, the company further paid down an additional $15 million in principal on its term loan for a total of $75 million in principal payments year-to-date. The company continues to target a total of $100 million in principal payments for fiscal 2023 and remains committed to strengthening its balance sheet through de-levering.

The company also initiated a cost action plan in the quarter and estimates annualized gross run rate cost savings of $150 million by the end of fiscal 2025, from merchandise, supply chain, and general G&A categories. In year one, the company expects to achieve $40 million in savings. In Q2 2023, the company recorded $6 million in headcount reduction-related charges related to the cost action plan.

Fiscal 2023 Guidance:

The company is updating its fiscal 2023 guidance for Adjusted EBITDA, Adjusted EPS and Capital Expenditures and now expects:

Metric*	2023 Guidance
Net Revenue	$6.150 billion to $6.275 billion
Adjusted EBITDA	$460 million to $480 million
Adjusted EPS	$0.24 to $0.30
Capital Expenditures	$215 million to $225 million

*Assumptions in the guidance include that economic conditions, currency rates and the tax and regulatory landscape remain generally consistent. Adjusted EPS guidance assumes approximately $145 to $155 million of interest expense, an estimated $43 to $53 million increase in interest expense year-over-year, a 26 percent tax rate, and a 269 million weighted average diluted share count. The Company estimates that the increase in interest expense will impact Adjusted EPS by approximately $0.12 to $0.15 per share. Furthermore, Fiscal 2023 will be a 53-week year, leading to an incremental week of operations. Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures and have not been reconciled to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlook for the comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA and Adjusted EPS are made in a manner consistent with the relevant definitions and assumptions noted herein and in our filings with the Securities and Exchange Commission.

Earnings Conference Call Webcast Information:

Management will host an earnings conference call on August 24, 2023 at 8:00 AM Eastern Time to discuss the company’s financial results. The conference call will be accessible through a live webcast. Interested investors and other individuals can access the webcast, earnings release, earnings presentation, and infographic via the company’s investor relations page at ir.petco.com. A replay of the webcast will be archived on the company’s investor relations page through September 7, 2023 until approximately 5:00PM Eastern Time.

About Petco, The Health + Wellness Co.:

Founded in 1965, Petco is a category-defining health and wellness company focused on improving the lives of pets, pet parents and our own Petco partners. We’ve consistently set new standards in pet care while delivering comprehensive pet wellness products, services and solutions, and creating communities that deepen the pet-pet parent bond. We operate more than 1,500 pet care centers across the U.S., Mexico and Puerto Rico, which offer merchandise, companion animals, grooming, training and a growing network of on-site veterinary hospitals and mobile veterinary clinics. Our complete pet health and wellness ecosystem is accessible through our pet care centers and digitally at petco.com and on the Petco app. In tandem with Petco Love, a life-changing organization, we work with and support thousands of local animal welfare groups across the country and, through in-store adoption events, we’ve helped find homes for nearly 7 million animals.

Forward-Looking Statements:

This earnings release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not statements of historical fact, including statements regarding our fiscal year 2023 guidance. Such forward-looking statements can generally be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “intends,” “will,” “shall,” “should,” “anticipates,” “opportunity,” “illustrative,” or the negative thereof or other variations thereon or comparable terminology. Although Petco believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct or that any forward-looking results will occur or be realized. Nothing contained in this earnings release is, or should be relied upon as, a promise or representation or warranty as to any future matter, including any matter in respect of the operations or business or financial condition of Petco. All forward-looking statements are based on current expectations and assumptions about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Petco. Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results or events to differ materially from the potential results or events discussed in the forward-looking statements, including, without limitation, those identified in this earnings release as well as the following: (i) increased competition (including from multi-channel retailers and e-Commerce providers); (ii) reduced consumer demand for our products and/or services; (iii) our reliance on key vendors; (iv) our ability to attract and retain qualified employees; (v) risks arising from statutory, regulatory and/or legal developments; (vi) macroeconomic pressures in the markets in which we operate, including inflation and prevailing interest rates; (vii) failure to effectively manage our costs; (viii) our reliance on our information technology systems; (ix) our ability to prevent or effectively respond to a data privacy or security breach; (x) our ability to effectively manage or integrate strategic ventures, alliances or acquisitions and realize the anticipated benefits of such transactions; (xi) economic or regulatory developments that might affect our ability to provide attractive promotional financing; (xii) business interruptions and other supply chain issues; (xiii) catastrophic events, political tensions, conflicts and wars (such as the ongoing conflict in Ukraine), health crises, and pandemics; (xiv) our ability to maintain positive brand perception and recognition; (xv) product safety and quality concerns; (xvi) changes to labor or employment laws or regulations; (xvii) our ability to effectively manage our real estate portfolio; (xviii) constraints in the capital markets or our vendor credit terms; (xix) changes in our credit ratings; and (xx) the other risks, uncertainties and other factors identified under “Risk Factors” and elsewhere in Petco’s Securities and Exchange Commission filings. The occurrence of any such factors could significantly alter the results set forth in these statements.

Petco cautions that the foregoing list of risks, uncertainties and other factors is not complete, and forward-looking statements speak only as of the date they are made. Petco undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited and subject to reclassification)

	13 Weeks Ended
	July 29, 2023	July 30, 2022	Percent Change
Net sales	$1,530,734	$1,480,797	3%
Cost of sales	937,730	886,320	6%
Gross profit	593,004	594,477	(0%)
Selling, general and administrative expenses	568,967	544,472	4%
Operating income	24,037	50,005	(52%)
Interest income	(764)	(137)	458%
Interest expense	37,493	21,820	72%
Loss on partial extinguishment of debt	305	—	N/M
Other non-operating (income) loss	(1,795)	10,259	N/M
(Loss) income before income taxes and income from equity method investees	(11,202)	18,063	N/M
Income tax expense	6,732	6,638	1%
Income from equity method investees	(3,328)	(2,031)	64%
Net (loss) income	(14,606)	13,456	N/M
Net loss attributable to noncontrolling interest	—	—	N/M
Net (loss) income attributable to Class A and B-1 common stockholders	$(14,606)	$13,456	N/M

Net (loss) income per Class A and B-1 common share:
Basic	$(0.05)	$0.05	N/M
Diluted	$(0.05)	$0.05	N/M

Weighted average shares used in computing net (loss) income per Class A and B-1 common share:
Basic	267,163	265,431	1%
Diluted	267,163	265,835	0%

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited and subject to reclassification)

	July 29, 2023	January 28, 2023
ASSETS
Current assets:
Cash and cash equivalents	$173,014	$201,901
Receivables, less allowance for credit losses[1]	66,258	49,580
Merchandise inventories, net	675,441	652,430
Prepaid expenses	54,880	51,274
Other current assets	55,247	60,809
Total current assets	1,024,840	1,015,994
Fixed assets	2,090,367	1,987,560
Less accumulated depreciation	(1,270,141)	(1,184,233)
Fixed assets, net	820,226	803,327
Operating lease right-of-use assets	1,401,834	1,397,761
Goodwill	2,196,664	2,193,941
Trade name	1,025,000	1,025,000
Other long-term assets	193,698	176,806
Total assets	$6,662,262	$6,612,829
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and book overdrafts	$477,748	$381,213
Accrued salaries and employee benefits	90,796	89,929
Accrued expenses and other liabilities	219,910	217,556
Current portion of operating lease liabilities	281,415	309,766
Current portion of long-term debt and other lease liabilities	5,077	22,794
Total current liabilities	1,074,946	1,021,258
Senior secured credit facilities, net, excluding current portion	1,588,523	1,628,331
Operating lease liabilities, excluding current portion	1,159,696	1,148,155
Deferred taxes, net	294,094	303,121
Other long-term liabilities	130,239	130,487
Total liabilities	4,247,498	4,231,352
Commitments and contingencies
Stockholders' equity:
Class A common stock[2]	230	228
Class B-1 common stock[3]	38	38
Class B-2 common stock[4]	—	—
Preferred stock[5]	—	—
Additional paid-in-capital	2,196,235	2,152,342
Retained earnings	216,470	232,967
Accumulated other comprehensive income (loss)	1,791	(4,098)
Total stockholders’ equity	2,414,764	2,381,477
Total liabilities and stockholders’ equity	$6,662,262	$6,612,829

(1)
Allowances for credit losses are $1,164 and $952, respectively
(2)
Class A common stock, $0.001 par value: Authorized - 1.0 billion shares; Issued and outstanding - 229.8 million and 228.3 million shares, respectively
(3)
Class B-1 common stock, $0.001 par value: Authorized - 75.0 million shares; Issued and outstanding - 37.8 million shares
(4)
Class B-2 common stock, $0.000001 par value: Authorized - 75.0 million shares; Issued and outstanding - 37.8 million shares
(5)
Preferred stock, $0.001 par value: Authorized - 25.0 million shares; Issued and outstanding - none

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited and subject to reclassification)

	26 Weeks Ended
	July 29, 2023	July 30, 2022
Cash flows from operating activities:
Net (loss) income	$(16,498)	$37,258
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	97,919	95,570
Amortization of debt discounts and issuance costs	2,446	2,456
Provision for deferred taxes	(11,002)	9,216
Equity-based compensation	46,248	25,117
Impairments, write-offs and losses on sale of fixed and other assets	1,035	1,369
Loss on partial extinguishment of debt	746	—
Amounts reclassified out of accumulated other comprehensive income (loss)	1,055	—
Income from equity method investees	(6,458)	(5,194)
Non-cash operating lease costs	211,576	210,946
Other non-operating (income) loss	(4,614)	9,945
Changes in assets and liabilities:
Receivables	(16,679)	10,856
Merchandise inventories	(23,011)	(48,225)
Prepaid expenses and other assets	(14,237)	(21,932)
Accounts payable and book overdrafts	97,062	12,626
Accrued salaries and employee benefits	1,221	(37,345)
Accrued expenses and other liabilities	(1,238)	5,148
Operating lease liabilities	(232,518)	(205,884)
Other long-term liabilities	1,212	(1,839)
Net cash provided by operating activities	134,265	100,088
Cash flows from investing activities:
Cash paid for fixed assets	(114,023)	(136,190)
Cash paid for acquisitions, net of cash acquired	(2,040)	(2,888)
Cash paid for interest in veterinary joint venture	—	(35,000)
Proceeds from investment	10,248	—
Proceeds from sale of assets	—	2,127
Net cash used in investing activities	(105,815)	(171,951)
Cash flows from financing activities:
Borrowings under long-term debt agreements	—	4,000
Repayments of long-term debt	(60,000)	(12,500)
Payments for finance lease liabilities	(3,349)	(2,964)
Proceeds from employee stock purchase plan and stock option exercises	2,454	2,591
Tax withholdings on stock-based awards	(4,873)	(13,461)
Net cash used in financing activities	(65,768)	(22,334)

Net decrease in cash, cash equivalents and restricted cash	(37,318)	(94,197)
Cash, cash equivalents and restricted cash at beginning of period	213,727	221,890
Cash, cash equivalents and restricted cash at end of period	$176,409	$127,693

NON-GAAP FINANCIAL MEASURES

The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

The tables below reflect the calculation of Adjusted EBITDA (include Trailing Twelve Month Adjusted EBITDA), Adjusted Net Income, Adjusted EPS, and Free Cash Flow, for the thirteen weeks ended July 29, 2023, compared to the thirteen weeks ended July 30, 2022 as well as the twelve-month period ended January 28, 2023.

Adjusted EBITDA and Trailing Twelve Month Adjusted EBITDA

Adjusted EBITDA, including Trailing Twelve Month Adjusted EBITDA, is considered a non-GAAP financial measure under the Securities and Exchange Commission’s (SEC) rules because it excludes certain amounts included in net income calculated in accordance with GAAP. Management believes that Adjusted EBITDA is a meaningful measure to share with investors because it facilitates comparison of the current period performance with that of the comparable prior period. In addition, Adjusted EBITDA affords investors a view of what management considers to be Petco’s core operating performance as well as the ability to make a more informed assessment of such operating performance as compared with that of the prior period. Please see the company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2023 filed with the SEC on March 28, 2023 for additional information on Adjusted EBITDA.

(dollars in thousands)	13 Weeks Ended
Reconciliation of Net (Loss) Income Attributable to Class A and B-1 Common Stockholders to Adjusted EBITDA	July 29, 2023	July 30, 2022
Net (loss) income attributable to Class A and B-1 common stockholders	$(14,606)	$13,456
Add (deduct):
Interest expense, net	36,729	21,683
Income tax expense	6,732	6,638
Depreciation and amortization	48,664	48,603
Income from equity method investees	(3,328)	(2,031)
Loss on partial extinguishment of debt	305	—
Asset impairments and write offs	1,031	1,207
Equity-based compensation	24,119	12,895
Other non-operating (income) loss	(1,795)	10,259
Mexico joint venture EBITDA (1)	8,544	6,501
Acquisition-related integration costs (2)	—	10,859
Other costs (3)	6,183	3,427
Adjusted EBITDA	$112,578	$133,497
Net sales	$1,530,734	$1,480,797
Net margin (4)	(1.0%)	0.9%
Adjusted EBITDA Margin	7.4%	9.0%

(dollars in thousands)	Trailing Twelve Months
Reconciliation of Net Income Attributable to Class A and B-1 Common Stockholders to Adjusted EBITDA	July 29, 2023	January 28, 2023	July 30, 2022
Net income attributable to Class A and B-1 common stockholders	$36,154	$90,801	$119,895
Add (deduct):
Interest expense, net	132,068	100,611	78,932
Income tax expense	24,433	35,347	40,422
Depreciation and amortization	196,177	193,828	185,156
Income from equity method investees	(14,240)	(12,976)	(11,224)
Loss on partial extinguishment of debt	746	—	—
Asset impairments and write offs	1,658	1,992	9,597
Equity-based compensation	81,915	60,784	51,272
Other non-operating (income) loss	(1,892)	12,667	20,609
Mexico joint venture EBITDA (1)	33,583	29,584	28,254
Acquisition-related integration costs (2)	2,219	15,314	13,095
Other costs (3)	8,860	2,817	3,448
Adjusted EBITDA	$501,681	$530,769	$539,456
Net sales	$6,165,821	$6,035,967	$5,914,409
Net margin (4)	0.6%	1.5%	2.0%
Adjusted EBITDA Margin	8.1%	8.8%	9.1%

Adjusted Net Income and Adjusted EPS

Adjusted Net Income and Adjusted diluted Earnings Per Share attributable to Petco common stockholders (Adjusted EPS) are considered non-GAAP financial measures under the SEC’s rules because they exclude certain amounts included in the net income attributable to Petco common stockholders and diluted earnings per share attributable to Petco common stockholders calculated in accordance with GAAP. Management believes that Adjusted Net Income and Adjusted EPS are meaningful measures to share with investors because they facilitate comparison of the current period performance with that of the comparable prior period. In addition, Adjusted Net Income and Adjusted EPS afford investors a view of what management considers to be Petco’s core earnings performance as well as the ability to make a more informed assessment of such earnings performance with that of the prior period.

(in thousands, except per share amounts)	13 Weeks Ended
Reconciliation of Diluted EPS to Adjusted EPS	July 29, 2023		July 30, 2022
	Amount	Per share	Amount	Per share
Net (loss) income attributable to common stockholders / diluted EPS	$(14,606)	$(0.05)	$13,456	$0.05
Add (deduct):
Income tax expense	6,732	0.02	6,638	0.02
Loss on partial extinguishment of debt	305	0.00	—	—
Asset impairments and write offs	1,031	0.01	1,207	0.01
Equity-based compensation	24,119	0.09	12,895	0.05
Other non-operating (income) loss	(1,795)	(0.01)	10,259	0.04
Acquisition-related integration costs (2)	—	—	10,859	0.04
Other costs (3)	6,183	0.02	3,427	0.01
Adjusted pre-tax income / diluted earnings per share	$21,969	$0.08	$58,741	$0.22
Income tax expense at 26% normalized tax rate	5,712	0.02	15,273	0.06
Adjusted Net Income / Adjusted EPS	$16,257	$0.06	$43,468	$0.16

Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that is calculated as net cash provided by operating activities less cash paid for fixed assets. Management believes that Free Cash Flow, which measures the ability to generate additional cash from business operations, is an important financial measure for use in evaluating the company’s financial performance.

(in thousands)	13 Weeks Ended
	July 29, 2023	July 30, 2022
Net cash provided by operating activities	$96,614	$42,569
Cash paid for fixed assets	(51,973)	(70,280)
Free Cash Flow	$44,641	$(27,711)

Non-GAAP Financial Measures Footnotes

(1)
Mexico Joint Venture EBITDA represents 50 percent of the entity’s operating results for all periods, as adjusted to reflect the results on a basis comparable to Adjusted EBITDA. In the financial statements, this joint venture is accounted for as an equity method investment and reported net of depreciation and income taxes because such a presentation would not reflect the adjustments made in the calculation of Adjusted EBITDA, we include the 50 percent interest in the company’s Mexico joint venture on an Adjusted EBITDA basis to ensure consistency. The table below presents a reconciliation of Mexico joint venture net income to Mexico joint venture EBITDA.

	13 Weeks Ended
(in thousands)	July 29, 2023	July 30, 2022
Net income	$6,656	$4,064
Depreciation	6,443	4,711
Income tax expense	2,364	2,390
Foreign currency loss	395	444
Interest expense, net	1,230	1,392
EBITDA	$17,088	$13,001
50% of EBITDA	$8,544	$6,501

(2)
Acquisition-related integration costs include direct costs resulting from acquiring and integrating businesses. These include third-party professional and legal fees and other integration-related costs that would not have otherwise been incurred as part of the company’s operations.
(3)
Other costs include, as incurred: restructuring costs and restructuring-related severance costs; legal reserves associated with significant, non-ordinary course legal or regulatory matters; and costs related to certain significant strategic transactions.
(4)
We define net margin as net income attributable to Class A and B-1 common stockholders divided by net sales and Adjusted EBITDA margin as Adjusted EBITDA divided by net sales.